-2-
VCSYNOW NOTE.FINAL-2
                                                               EXHIBIT 10.115(b)


                                 PROMISSORY NOTE
                          SECURED BY SECURITY AGREEMENT

$600,000                                                 Los Angeles, California
                                                               February 13, 2004

      FOR VALUE RECEIVED, the undersigned, VERTICAL COMPUTER SYSTEMS, INC. and NOW SOLUTIONS, LLC, JOINTLY AND SEVERALLY (Makers), promise to pay to ARGLEN ACQUISITIONS, LLC (Payee), or order, the sum of SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($600,000), in the following three installment payments:

      1. On or before April 6, 2004, Makers shall pay the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) to Payee.

      2. On or before June 4, 2004, Borrower shall pay the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) to Payee.

      3. On or before September 3, 2004, Borrower shall pay the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000) to Payee.

All payments on this Promissory Note Secured by Security Agreement (Note) are payable to Payee, in lawful money of the United States of America, by wire transfer in accordance with the wire transfer instructions herein set forth, or in such other manner or at such other place as Payee, or other holder hereof, shall hereafter notify Makers in writing. Payee's wire transfer information and instructions are:

      For the Account of Arglen Acquisitions LLC
      Account No. 134 1018841 65
      Bank Routing Number ABA # 021-000021
      JPMorgan Chase Bank, 401 Madison Avenue, New York, New York 10017 Telephone Number (212) 661-0607; Bank Contact, Ms. Pavlova Shah

      All or any portion of the principal or interest due under this Note may at any time or times be prepaid without premium or penalty.

      Makers hereby waive presentment, protest, demand, notice of dishonor and of nonpayment. Makers hereby further waive any and all rights of setoff, recoupment and counterclaim with respect to principal and interest due on this Note, including rights of setoff, recoupment and counterclaim with respect to this Note which arose from or are based on claims, transactions or events which occurred on or before the date of this Note.

      This Note shall be governed by and construed under the laws of the State of California. Makers hereby submit to personal jurisdiction and venue in the State of California, County of Los Angeles, for the enforcement of Makers' joint and several obligations under this Note.

      This Note is secured by that certain Security Agreement executed by NOW Solutions, LLC, as Debtor, and Payee, as Secured Party.

      In addition to the rights, powers and remedies given in this Note, Payee may, at any time, and from time to time, exercise any and all rights and powers and pursue any and all remedies now or hereafter given by law or in equity, including, but not limited to, any rights and remedies granted by California or federal case, statutory or regulatory law. The failure to exercise any right or remedy given Payee in this Note, or by law or equity, shall not waive or be deemed a waiver of that right or remedy unless Payee has so agreed, expressly and in writing, and the failure to so exercise any right or remedy, if any event of default shall occur, shall not preclude Payee from exercising any right or remedy given in this Note, or by law or equity, in case of one or more subsequent events of defaults. The written waiver by Payee of any default by Makers hereunder shall not constitute a continuing waiver or a waiver of any other events of default or of the same default on any future occasion. No power or remedy herein conferred is exclusive of or shall prejudice any other power or remedy of Payee given by law. No course of dealing between the Makers and Payee and no delay on the part of Payee in exercising its rights under this Note shall operate as a waiver of the rights of Payee. No covenant or other provision of this Note or any event of default in connection herewith may be waived, other than by a written instrument signed by the parties so waiving such covenant or other provisions of this Note or event of default; provided, however, that no such waiver shall extend to or impair any obligation not expressly waived, nor impair any right otherwise consequent on such covenant, provision or event of default.

      It shall be an "Event of Default" under this Note if Makers fail to pay when due any amounts payable under this Note.

      Upon the occurrence of an Event of Default, which remains uncured for five
(5) calendar days after Payee has notified Makers in writing by facsimile transmission of said failure to pay, at the option of Payee, the entire remaining amount of principal owing under this Note, together with interest at the statutory rate of 10% per annum, shall, without further notice, become immediately due and payable. Makers' facsimile numbers are 512-692-1836 (Vertical Computer Systems, Inc.) and 817-335-7667 (NOW Solutions, LLC). A copy of such notice shall also be provided to counsel for Makers, Derek A. Wolman of Wolman, Babitt & King, L.L.P., whose facsimile number is 212-867-3784.

      No change, amendment, modification, cancellation or discharge of this Note shall be valid unless the party to be charged therewith shall have consented thereto in writing. This Note may be assigned or endorsed in whole or in part by Payee.

      If any provision of this Note is held by a court of law to be in violation of any law or policy, and if such court should declare such provision of this Note to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that it was legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable provision was not contained herein, and that the rights, obligations and interest of Makers and Payee shall continue in full force and effect.

      All covenants and agreements herein shall bind each of Makers' respective successors and assigns, and all such covenants and agreements shall inure to the benefit of Payee and its nominees, successors and assigns.

      No extension of time for the payment of this Note or any installment of this Note made by agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original joint and several liability of Makers under this Note, either in whole or in part.

      Makers unconditionally waive, except as may be expressly provided elsewhere in this Note, any defense to the enforcement of this Note based on an election of remedies by Payee, including, without limitation, any election of remedies which destroys or otherwise impairs any subrogation rights Makers may have for reimbursement. By accepting payment of any sums secured hereby after their due date, Payee does not waive Payee's rights to require prompt payment when due of all other sums so secured or evidenced hereby, or to declare a default for failure to timely pay such sums.

      PAYEE AND MAKERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, CROSS-COMPLAINT, COUNTERCLAIM, OR OTHER PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS NOTE, OR (2) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PAYEE AND MAKERS WITH RESPECT TO THIS NOTE, OR
(3) ANY CONDUCT, ACTS OR OMISSIONS OF PAYEE OR MAKERS, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKERS, OR ANY OF THEM, WITH RESPECT TO THIS NOTE.

      Should any payment under this Note not be made when due, or cured within the period of time for cure, Makers shall pay to Payee the reasonable attorneys' fees and costs of collection incurred by Payee.

      Executed as of the day and year first above stated.


VERTICAL COMPUTER SYSTEMS, INC.            NOW SOLUTIONS, LLC,
A Delaware corporation                     a Delaware limited liability company


By_________________________________        By_________________________________
         Authorized Officer                         Authorized Officer